EXHIBIT 4.1.b
                                CREDIT AGREEMENT

                                 FIFTH AMENDMENT
     This Fifth Amendment (this "Amendment") to the Credit Agreement (as defined
                                 ---------
below) is entered into as of May 25, 2001 by and among MacDERMID, INCORPORATED, a Connecticut corporation (the "Company"), the several financial institutions
                                   -------
party  hereto  (collectively,  with  Bank  of  America,  N.A.,  the  "Lenders";
                                                                      -------
individually,  a  "Lender"),  BANK OF AMERICA, N.A., as letter of credit issuing
                   ------
bank, swing line lender and administrative agent for the Lenders (the "Administrative Agent") and BANC of AMERICA SECURITIES, LLC, as lead arranger
----------------------
and book manager. Unless otherwise specified herein, capitalized terms used in this Amendment shall have the meanings ascribed to them by the Credit Agreement (as defined below).
                                    RECITALS
                                    --------
     WHEREAS, the Company, the Lenders from time to time party thereto and the Administrative Agent are party to the Second Amended and Restated Multicurrency Credit Agreement, dated as of October 25, 1998, amended and restated as of
December 15, 1998 and further amended and restated as of June 15, 1999 (as amended by the First Amendment dated as of September 24, 1999, the Second Amendment dated as of November 12, 1999, the Third Amendment and Waiver dated as of June 2, 2000 and the Fourth Amendment dated as of December 19, 2000 and as the same may be further amended, supplemented, restated or otherwise modified from time to time in accordance with its terms and in effect, the "Credit
                                                                          ------
Agreement");  and
----------
     WHEREAS, the Company, the Administrative Agent and the Majority Lenders Desire to make certain amendments to the Credit Agreement as specified below; and
      NOW, THEREFORE, in consideration of the mutual execution hereof and other good and valuable consideration, the parties hereto agree as follows:
1.  AMENDMENT  TO  THE AGREEMENT.  The Credit Agreement is hereby amended,
    ----------------------------
effective as of the Fifth Amendment Effective Date in accordance with Section 4
-                                                                     ---------
hereof, as follows:
    1.1  NEW DEFINITIONS.  Section 1.1 of the Credit Agreement is hereby amended
         ---------------
      by adding the following definitions in the proper alphabetical location:

     "Fifth  Amendment"  means  that  certain  Fifth Amendment to this Agreement
      ----------------
dated  as  of  May  25,  2001.
     "Fifth  Amendment  Effective  Date" has the meaning assigned to that term
 --------------------------------------
in the Fifth  Amendment.

     "Required  Take  Out Debt Transaction" means any transaction whereby the
      ------------------------------------
Company incurs Take Out Debt after the Fifth Amendment Effective Date the net Proceeds of which are equal to or greater than $150,000,000.


     1.2  AMENDED DEFINITIONS.
          -------------------
       (a)  "Applicable  Margin".  THE  CHART  IN  THE  DEFINITION OF
             ------------------
"APPLICABLE MARGIN" IN SECTION  1.01 OF THE CREDIT AGREEMENT IS HEREBY AMENDED
BY DELETING THE CHART IN ITS  ENTIRETY  AND  BY  ADDING  THE  FOLLOWING  NEW
CHART AND LANGUAGE THERETO:



Level  Base Rate Loans   Offshore Rate Loans   Commitment Fee

I                 1.25%                 2.25%           0.500%

II                1.00%                 2.00%           0.375%

III               0.75%                 1.75%           0.275%

IV                0.50%                 1.50%           0.250%

V                 0.25%                 1.25%           0.250%





               Notwithstanding anything else herein to the contrary, in the event that the Required Take Out Debt Transaction has not been consummated on or before December 31, 2001, the second row of the above chart shall read as follows:



I                 1.75%                 2.75%           0.500%


       (b)  "Consolidated  EBIT".  THE  DEFINITION OF "CONSOLIDATED EBIT" IN
              ------------------
SECTION 1.01 OF THE CREDIT AGREEMENT IS HEREBY DELETED IN ITS ENTIRETY AND REPLACED WITH THE FOLLOWING NEW DEFINITION:
     "Consolidated  EBIT"  means,  for  any  period  the sum of Consolidated Net
      ------------------
Income  of  the  Company and its Consolidated Subsidiaries for such period, plus
(i) to the extent incurred during such period by the Company and its Subsidiaries, any one-time non-cash charges not in excess of up to $15,000,000 in the aggregate for all test periods, (ii) Consolidated Interest Expense and
(iii) consolidated taxes of the Company and its Consolidated Subsidiaries for such period; provided, however, that for all purposes for any businesses acquired (whether by purchase accounting or pooling accounting) during the period of determination (including Target and its Subsidiaries), Consolidated EBIT for such period shall be determined on a pro forma basis as if such acquisition had occurred as of the beginning of such period (including synergies agreed to by the Administrative Agent in its reasonable discretion); provided, further, that without the consent of the Administrative Agent and the Majority Lenders, the Consolidated EBIT being added as a result of any such acquisition shall not exceed (a) in the case that only unaudited financial statements are available with respect to the assets, Person or division being acquired (whether by merger, stock or asset purchase, or otherwise), the amount of Consolidated EBIT of the acquiree on a stand alone basis being added from such acquisition shall not exceed 15% of the otherwise applicable amount of Consolidated EBIT of the Company and its Subsidiaries (other than the acquiree) taken as a whole, or
(b) the instance that unqualified audited financial statements in accordance with GAAP are available for the acquiree, then 100% of the Consolidated EBIT of the acquiree.
       (c)  "Consolidated  EBITDA".  THE DEFINITION OF "CONSOLIDATED EBITDA" IN
             --------------------
SECTION 1.01 OF THE CREDIT AGREEMENT IS HEREBY DELETED IN ITS ENTIRETY AND REPLACED WITH THE FOLLOWING NEW DEFINITION:
     "Consolidated  EBITDA"  means,  for any period, the sum of Consolidated Net
      --------------------
Income  of  the  Company and its Consolidated Subsidiaries for such period, plus
(i) to the extent incurred during such period by the Company and its Subsidiaries and not for determination of the Leverage Ratio related to pricing Levels in the Applicable Margin definition, any one-time cash charges not in excess of up to $15,000,000 in the aggregate for all test periods, (ii) Consolidated Interest Expense, (iii) consolidated depreciation and amortization expense and (iv) consolidated taxes of the Company and its Consolidated Subsidiaries for such period; provided, however, that for all purposes for any businesses acquired (whether by purchase accounting or pooling accounting) during the period of determination (including Target and its Subsidiaries), Consolidated EBITDA for such period shall be determined on a pro forma basis as if such acquisition had occurred as of the beginning of such period (including synergies agreed to by the Administrative Agent in its reasonable discretion); provided, further, that without the consent of the Administrative Agent and the Majority Lenders, the Consolidated EBITDA being added as a result of any such acquisition shall not exceed (a) in the case that only unaudited financial statements are available with respect to the assets, Person or division being acquired (whether by merger, stock or asset purchase, or otherwise), the amount of Consolidated EBITDA of the acquiree on a stand alone basis being added from such acquisition shall not exceed 15% of the otherwise applicable amount of Consolidated EBITDA of the Company and its Subsidiaries (other than the acquiree) taken as a whole, or (b) the instance that unqualified audited financial statements in accordance with GAAP are available for the acquiree, then 100% of the Consolidated EBITDA of the acquiree.

       (d)  "Permitted Swap Obligations".  THE DEFINITION OF "PERMITTED SWAP
             --------------------------
OBLIGATIONS" IN SECTION 1.01 OF THE CREDIT AGREEMENT IS HEREBY DELETED IN ITS ENTIRETY AND REPLACED WITH THE FOLLOWING NEW DEFINITION:
     "Permitted  Swap  Obligations"  means  all  obligations  (contingent  or
      ----------------------------
otherwise) of the Company or any Subsidiary existing or arising under Swap Contracts, provided that each of the following criteria is satisfied: (I) (a) such obligations are (or were) entered into by such Person in the ordinary course of business for the purpose of directly mitigating risks associated with liabilities, commitments or assets held or reasonably anticipated by such Person, or changes in the value of securities issued by such Person in conjunction with a securities repurchase program not otherwise prohibited hereunder, and not for purposes of speculation or taking a "market view" and (b) such Swap Contracts do not contain (i) any provision ("walk-away" provision) exonerating the non-defaulting party from its obligation to make payments on outstanding transactions to the defaulting party, or (ii) in the event that the Swap Contract provider is not a Lender (or any Affiliate of a Lender), any provision creating or permitting the declaration of an event of default, termination event or similar event upon the occurrence of an Event of Default (other than an Event of Default under Section 10.01(a)) or (II) such Swap
                                             ----------------
Contract  was  entered  into  prior  to  the  Announcement Date and is listed on
Schedule  6.21.
---------------

     1.3  SECTION 8.01  DEBT.  Section 8.01 of the Credit Agreement is hereby
          ------------------
amended by replacing "$250,000,000" in clause (g) thereof with "$350,000,000".
                                       ----------

     1.4  SECTION 8.02  RESTRICTED PAYMENTS.  Section 8.02 is hereby amended by
          ---------------------------------
adding the following new language immediately at the end of the first paragraph thereof:

       "provided,  further,  in  the  event that the Required Take Out Debt
        --------   -------
Transaction does not occur on or before December 31, 2001, and if as shown on The Compliance Certificate for the most recently ended fiscal quarter of the Company, the Company's Leverage Ratio is greater than 3.50 to 1.00, neither the Company, nor any Subsidiary of the Company shall declare or make any Restricted Payment described in clause (b) of the definition of Restricted
                                 ----------
Payment (other than the repurchase by the Company of its capital stock from employees of the Company in amounts not in excess of $1,000,000 in any fiscal year)."

     1.5  SECTION 8.05  CONSOLIDATIONS, MERGERS AND SALES OF ASSETS.  Section
          ---------------------------------------------------------
8.05(i) of the Credit Agreement is hereby amended by adding the following new language immediately at the end thereof:

       "and (z) in the event that the Required Take Out Debt Transaction does not occur on or before December 31, 2001, demonstrating that such transaction would not on a pro forma basis cause the Company's Leverage Ratio as shown on the Compliance Certificate for the most recently ended fiscal quarter of the Company to be greater than or 3.50 to 1.00."

     1.6  SECTION 9.01 CONSOLIDATED EBIT TO CONSOLIDATED INTEREST EXPENSE RATIO.
          ---------------------------------------------------------------------
Section 9.01 of the Credit Agreement is hereby deleted in its entirety and Replaced with the following new Section 9.01:

       "9.01     Consolidated EBIT to Consolidated Interest Expense Ratio.
                 --------------------------------------------------------



     The ratio of Consolidated EBIT tested at the end of each fiscal quarter for the preceding four fiscal quarters shall not during the periods set forth below be less than the following:



Period                                   Ratio
------                                  ------
April 1, 2001 through December 31, 2002   2.00 to 1.00
January 1, 2003 and thereafter            2.25 to 1.00"





     1.7  SECTION 9.03 MAXIMUM TOTAL DEBT TO CONSOLIDATED EBITDA.  Section 9.03
          ------------------------------------------------------
of the Credit Agreement is hereby deleted in its entirety and replaced with the following new Section 9.03:

              "9.03     Maximum Total Debt to Consolidated EBITDA.
                        -----------------------------------------


     The ratio of Adjusted Consolidated Total Debt to Consolidated EBITDA tested at the end of each fiscal quarter for the preceding four fiscal quarters shall not during the periods set forth below exceed the following:



Period                              Ratio
-------                             -----
April 1, 2001 to December 31, 2001  4.00 to 1.00
January 1, 2002 to June 30, 2002    3.75 to 1.00
July 1, 2002 and thereafter         3.50 to 1.00




          Provided  however,  in  the  event  that  the  Required  Take Out Debt
Transaction has not been consummated on or before December 31, 2001, the following periods and ratios shall be substituted for the above listed periods and ratios:



 Period                              Ratio
--------                             -----
April 1, 2001 to September 30, 2001   4.00 to 1.00
October 1, 2001 to March 31, 2002     3.75 to 1.00
April 1, 2002 to March 31, 2003       3.50 to 1.00
April 1, 2003 and thereafter          3.25 to 1.00"



     1.8  INCORPORATION OF REPRESENTATIONS AND WARRANTIES.  Article VI of the
          -----------------------------------------------
 Agreement is hereby amended by adding the following new Section 6.27:

     "6.27  Representations  and  Warranties  Incorporated  From  the  Fifth
            ----------------------------------------------------------------
Amendment. Each of the representations and warranties given by Company to the Administrative Agent and the Lenders in the Fifth Amendment are true and correct in all material respects as of the date of the Fifth Amendment, except to the extent such representations and warranties are expressly made as of a specified date in which event such representations and warranties shall be true and correct as of such specified date, and such representations and warranties are incorporated herein by this reference with the same effect as though set forth in their entirety herein."
2.  ACKNOWLEDGEMENT.
    ---------------
     CREDIT SUISSE FIRST BOSTON IS CURRENTLY NOT A LENDER UNDER THE CREDIT AGREEMENT BUT MAY DESIRE TO PARTICIPATE AS A LENDER EFFECTIVE AFTER THE FIFTH AMENDMENT EFFECTIVE DATE AND, IF SO, WILL AGREE TO ASSUME THE PORTION OF THE OUTSTANDING LOANS (AND, IN THE CASE OF THE REVOLVING COMMITMENT, ITS PORTION OF THE UNFUNDED REVOLVING COMMITMENT) REFLECTED ON A NEW SCHEDULE 2.01 TO THE
                                                            -------------
CREDIT  AGREEMENT WHICH WOULD REPLACE THE EXISTING SCHEDULE 2.01 IN ITS ENTIRETY
                                                   -------------
AND WHICH WOULD BE DISTRIBUTED TO EACH LENDER UPON SUCH EVENT. IN THE EVENT CREDIT SUISSE FIRST BOSTON BECOMES A LENDER, CREDIT SUISSE FIRST BOSTON WOULD FUND TO EACH EXISTING LENDER AN AMOUNT REFLECTING THE PROPORTIONAL REDUCTION OF SUCH LENDER'S OUTSTANDING LOANS AND REVOLVING COMMITMENT RESULTING FROM CREDIT SUISSE FIRST BOSTON'S PARTICIPATION IN THE CREDIT AGREEMENT. THE NEW SCHEDULE
                                                                        --------
2.01  WOULD  REFLECT  THE  REDUCTION IN EACH SUCH LENDER'S OUTSTANDING LOANS AND
----
REVOLVING  COMMITMENT.

3.  REPRESENTATIONS  AND  WARRANTIES  OF  THE  COMPANY.  The  Company represents
    --------------------------------------------------
and warrants  to  Administrative  Agent  and  the  Lenders  as  follows:

     3.1  INCORPORATION OF REPRESENTATION AND WARRANTIES FROM AGREEMENT.  The
          -------------------------------------------------------------
representations and warranties contained in the Credit Agreement, as amended hereby, and in the other Loan Documents are true and correct in all material respects at and as of the Fifth Amendment Effective Date (except to the extent specifically made with regard to a particular date in which case such representations and warranties shall be true and correct as of such date).

     3.2  ABSENCE OF DEFAULT OR EVENT OF DEFAULT. Before and after giving effect
          --------------------------------------
to this Amendment, no Default or Event of Default will exist or will be continuing.

     3.3  CORPORATE POWER AND AUTHORITY.  The Company has the corporate power
          -----------------------------
and authority to execute, deliver and perform the terms and provisions of this Amendment and has taken all necessary corporate action to authorize the execution, delivery and performance by it of this Amendment.

     3.4  NO ADDITIONAL CONSENTS REQUIRED.  No authorization or approval or
          -------------------------------
other action by, and no notice to or filing or registration with, any Person is required in connection with, the execution, delivery and performance hereof other than those obtained and in full force and effect.
     3.5  BINDING OBLIGATION. This Amendment has been duly executed and
          ------------------
delivered by the Company and is the legal, valid and binding obligation the Company enforceable against the Company in accordance with its terms, except as the enforcement thereof may be subject to the effect of any applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting creditors' rights generally and general principles of equity (regardless of whether enforcement is sought in equity or at law).

     3.6  NO VIOLATION OR CONFLICT.  Neither the execution, delivery and
         ------------------------
performance of this Amendment by the Company nor the consummation of the transactions contemplated hereby will (i) contravene any provision of any Requirement of Law applicable to the Company or (ii) conflict with or result in a breach by the Company of any Organizational Document.

     3.7  GOOD STANDING.  On the Fifth Amendment Effective Date, the Company is
          -------------
a duly organized and validity existing corporation in good standing in its state of incorporation.

     3.8  NO AMENDMENTS TO BYLAWS. A true and complete copy of the bylaws of the
         -----------------------
Company has been delivered to Administrative Agent prior to or on the date of This Amendment.

4.  CONDITIONS  TO  EFFECTIVENESS  OF  THE  AMENDMENT.  Subject  to  the  terms
    -------------------------------------------------
and conditions of this Section 4, this Amendment shall become effective upon the date of the satisfaction of the conditions set forth below (the "Fifth Amendment Effective Date"):

     4.1  PROPER EXECUTION AND DELIVERY OF AMENDMENT. The Company,
          ------------------------------------------
Administrative Agent and the Majority Lenders shall have duly executed and delivered to Administrative Agent this Amendment.

     4.2  REPRESENTATIONS AND WARRANTIES; DEFAULT OR EVENT OF DEFAULT; OFFICER'S
          ----------------------------------------------------------------------
   CERTIFICATE.  After giving effect to this Amendment, the representations and
   -----------
warranties set forth in the Credit Agreement, in the other Loan Documents and in
Section 3 of this Amendment shall be true and correct, except to the extent such
---------
representations and warranties are expressly made as of a specified date in which event such representations and warranties shall be true and correct as of such specified date, no Default or Event of Default shall have occurred or be continuing and Administrative Agent shall have received a certificate executed by a Responsible Officer on behalf of the Company, dated the Fifth Amendment Effective Date stating that after giving effect to this Amendment, the representations and warranties set forth in the Credit Agreement, in the other Loan Documents and in Section 3 of this Amendment are true and correct as of the
                      ---------
date of such certificate, except to the extent such representations and warranties are expressly made as of a specified date in which event such representations and warranties shall be true and correct as of such specified date, no Default or Event of Default has occurred and is continuing, and that the conditions of this Section 4 have been fully satisfied or waived (other than
                       ---------
those conditions which require the satisfaction of the Administrative Agent).

     4.3  APPROVALS. All necessary governmental (domestic and foreign) and third
          ---------
party approvals in connection with the execution and delivery of this Amendment shall have been obtained and remain in effect, without any action being taken by any competent authority which restrains, prevents or imposes materially adverse conditions upon the consummation of all or any part thereof. Additionally, there shall not exist any judgment, order, injunction or other restraint issued or filed or a hearing seeking injunctive relief or other restraint pending or notified prohibiting or imposing materially adverse conditions upon all or any part of the execution and delivery of this Amendment.

     4.4  FEES.  The Company shall have paid to Administrative Agent and the
          ----
Lenders all costs, fees and expenses (including, without limitation, the Reasonable Legal fees and expenses of Winston & Strawn invoiced on or prior to the Fifth Amendment Effective Date) payable to Administrative Agent and the Lenders to the extent then due, including, without limitation, pursuant to
Section 6 of this Amendment.

     4.5  NO CONFLICT.  The execution of this Amendment and the consummation
         -----------
of the transactions contemplated thereby shall not violate or conflict with any law, rule or regulation or any material agreement, contract or other obligation binding upon or affecting the property of Company or any of its Subsidiaries or business.

     4.6  CORPORATE PROCEEDINGS AND DELIVERIES.  All corporate and legal
          ------------------------------------
proceedings and all instruments and agreements in connection with the execution and delivery of this Amendment shall be satisfactory in form and substance to Administrative Agent and the Majority Lenders and Administrative Agent and all Lenders shall have received all information and copies of all documents and papers, including records of corporate proceedings, governmental approvals, good standing certificates and bring-down telegrams or certificates, if any, which Administrative Agent or any Lender reasonably may have requested in connection therewith, such documents and papers where appropriate to be certified by proper corporate or Governmental Authorities.
   Each Lender hereby agrees that by its execution and delivery of its signature page hereto, such Lender approves of and consents to each of the matters set forth in this Amendment which must be approved by, or which must be satisfactory to, the Administrative Agent, or the Majority Lenders or such Lender, as the case may be; provided that, in the case of any agreement or
                                  --------
document which must be approved by, or which must be satisfactory to, the Majority Lenders, Administrative Agent or Borrower shall have delivered a copy of such agreement or document to such Lender if so requested on or prior to the Fifth Amendment Effective Date.

5.  REFERENCES  TO  AND  EFFECT  ON  THE  CREDIT  AGREEMENT.
    -------------------------------------------------------
     On and after the date hereof each reference in the Credit Agreement to "this Agreement," "hereunder," "hereof," "herein," or words of like import, and each reference to the Agreement, as the case may be, in the Loan Documents and all other documents (the "Ancillary Documents") delivered in connection with the Credit Agreement shall mean and be a reference to the Credit Agreement as amended hereby.
     Except as specifically amended above, the Credit Agreement and the other Loan Documents shall remain in full force and effect and are hereby ratified and confirmed.
     The execution, delivery and effectiveness of this Amendment shall not, except as expressly provided herein, operate as a waiver of any right, power or remedy of the Lenders or Administrative Agent under the Credit Agreement or the other Loan Documents.
6.   FEES, COSTS AND EXPENSES.  On or before the Fifth Amendment Effective Date,
     ------------------------
(a) the Company agrees to pay a fee to the Administrative Agent on behalf of each Lender (other than any Lender who has waived such fee) which has executed and delivered this Amendment on or prior to 12:00 noon, E.S.T. on May 25, 2001 equal to 20 bps times the sum of the aggregate Commitment of such Lender as in effect under the Credit Agreement on the Fifth Amendment Effective Date; (b) the Company agrees to pay to the Administrative Agent for the Administrative Agent's own account those fees specified in that certain Fee Letter dated as of May 11, 2001 among the Company and the Administrative Agent; and (c) the Company also agrees to pay all reasonable costs and expenses in connection with the negotiation, preparation, printing, typing, reproduction, execution and delivery of this Amendment and all other documents furnished pursuant hereto or in connection herewith, including without limitation, the reasonable fees and out-of-pocket expenses of Winston & Strawn, special counsel to Administrative Agent, or the reasonable allocated costs of staff counsel as well as the fees and out-of-pocket expenses of counsel, independent public accountants and other outside experts retained by Administrative Agent in connection with the administration of this Amendment.
7.  REAFFIRMATION OF GUARANTIES. Each Subsidiary Guarantor as a guarantor of the
    -----------------------------
Obligations under the Subsidiary Guaranty and the other Loan Documents, hereby reaffirms its continuing obligations and liabilities thereunder, and agrees that such Subsidiary Guaranty and the other Loan Documents shall remain in full force and effect and cover and extend to all Obligations under the Credit Agreement (as amended hereby).
8.  EXECUTION IN COUNTERPARTS.  This Amendment may be executed in counterparts,
    -------------------------
each of which when so executed and delivered shall be deemed to be an original and all of which taken together shall constitute but one and the same instrument. Delivery of an executed counterpart of a signature page to this Amendment by facsimile transmission shall be effective as delivery of a manually executed counterpart of this Amendment.

9.  GOVERNING  LAW.  THIS AMENDMENT SHALL BE GOVERNED BY AND CONSTRUED IN
    --------------
ACCORDANCE WITH  THE  INTERNAL  LAWS  OF  THE  STATE  OF  NEW  YORK.

                        [signature pages follow]

     IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed and delivered by their proper and duly authorized officers as of the day and year first above written.
     By:  /s/  Gregory  M.  Bolingbroke
               ------------------------
               Gregory  M.  Bolingbroke
Title:         Vice  President,  Treasurer  and  Controller
               --------------------------------------------
     MacDERMID  TOWER,  INC.
MacDERMID  TARTAN,  INC.
MacDERMID  ACUMEN,  INC.
MacDERMID  EQUIPMENT,  INC.
MacDERMID  SOUTH  ATLANTIC,  INC.
MacDERMID  OVERSEAS  ASIA,
 LIMITED
MacDERMID  EUROPE,  INC.
MacDERMID  DELAWARE,  INC.
MacDERMID  INVESTMENTS
 CORPORATION
ELNIC,  INC.
MacDERMID  SOUTH  AMERICA,  INC.
 SPECIALTY  POLYMERS,  INC.
ECHO  INVESTMENTS,  INC.
MCD  ACQUISITION  CORP.
W.  CANNING,  INC.
W.  CANNING  USA,  LLC
     CANNING  GUM,  LLC
     By:  /s/  Mary  Anne  Tillona
               -------------------
               Mary  Anne  Tillona
Title:         Secretary
               ---------

BANK OF AMERICA, N.A., f/k/a BANKOF AMERICA NATIONAL TRUST AND SAVINGS ASSOCIATION, successor by merger  to  BANK  OF  AMERICA,  N.A.,
f/k/a  NATIONSBANK,  N.A.,
as  Administrative  Agent
     By:  /s/  Donald  J.  Chin
               ----------------
               Donald  J.  Chin
Title:         Managing  Director
               ------------------

BANK  OF  AMERICA,  N.A.,  f/k/a  BANK
OF  AMERICA  NATIONAL  TRUST  AND
SAVINGS  ASSOCIATION,  successor  by
merger  to  BANK  OF  AMERICA,  N.A.,
f/k/a  NATIONSBANK,  N.A.,
Individually  as  a  Lender,  the  Swing  Line
Lender  and  as  the  Issuing  Bank
     By:  /s/  Donald  J.  Chin
               ----------------
               Donald  J.  Chin
Title:         Managing  Director
               ------------------

FLEET  BANK,  N.A.,  as  Syndication  Agent  and  as  a  Lender
     By:  /s/  Deanne  M.  Horn
               ----------------
               Deanne  M.  Horn
Title:         Director
               --------

THE  BANK  OF  NEW  YORK,  as  Co-Agent  and  as  a  Lender
     By:_________________________________
Title:_______________________________


FIRST  UNION  NATIONAL  BANK,  as  Co-Agent  and  as  a  Lender
     By:_________________________________
Title:_______________________________

LLOYDS  TSB  BANK  PLC  as  Co-Agent  and  as  a  Lender
     By:_________________________________
Title:_______________________________

LLOYDS  TSB  BANK  PLC  as  Co-Agent  and  as  a  Lender

     By:_________________________________
Title:_______________________________


THE  CHASE  MANHATTAN  BANK

     By:_________________________________
Title:_______________________________



COMERICA  BANK

     By:  /s/  Jeffrey  E.  Peck
               -----------------
               Jeffrey  E.  Peck
Title:         Vice  President
               ---------------


BANK ONE, N.A. (f/k/a/ THE FIRST NATIONAL                                   BANK
OF  CHICAGO)

     By:_________________________________
Title:_______________________________

     ABN  AMRO  BANK  N.V.

     By:  /s/  George  Dugan
               -------------
               George  Dugan
Title:         Group  Vice  President
               ----------------------



ABN  AMRO  BANK  N.V.

     By:_________________________________
Title:_______________________________



BANK  OF  MONTREAL

     By:  /s/  Michael  P.  Joyce
               ------------------
               Michael  P.  Joyce
Title:         Managing  Director
               ------------------


BANK  OF  TOYKO-MITSUBISHI  TRUST  COMPANY

     By:_________________________________
Title:_______________________________



DG  BANK  DEUTSCHE  GENOSSENSCHAFTSBANK  AG,  CAYMAN  ISLAND  BRANCH

     By:  /s/  Richard  W.  Wilbert
               --------------------
               Richard  W.  Wilbert
Title:         Vice  President
               ---------------



DG  BANK  DEUTSCHE  GENOSSENSCHAFTSBANK  AG,  CAYMAN  ISLAND  BRANCH

     By:  /s/  Stephen  A.  Santora
               --------------------
               Stephen  A.  Santora
Title:         Vice  President
               ---------------



THE  ROYAL  BANK  OF  SCOTLAND  plc

     By:  /s/  Scott  Barton
               -------------
               Scott  Barton
Title:         Sr.  Vice  President
               --------------------


UNICREDITO  ITALIANO  S.p.A.,  New  York
Branch

     By:  /s/  Nicola  Longodente
               ------------------
               Nicola  Longodente
Title:         First  Vice  President
               ----------------------



UNICREDITO  ITALIANO  S.p.A.,  New York                                   Branch

     By:  /s/  Gianfranco  Bisagni
               -------------------
               Gianfranco  Bisagni
Title:         First  Vice  President
               ----------------------



HSBC  BANK  USA

     By:  /s/  Johan  Sorensson
               ----------------
               Johan  Sorensson
Title:         Vice  President
               ---------------


FORTIS  (USA)  FINANCE  LLC

     By:_________________________________
     Title:_______________________________

WACHOVIA  BANK,  N.A.
     By:  /s/  Gary  Hughes
               ------------
               Gary  Hughes
Title:         Senior  Vice  President
               -----------------------